Exhibit 13.2

CERTIFICATION

The certification set forth below is being submitted in connection with OKYO Pharma Ltd’s Annual Report on Form 20-F for the fiscal year ended March 31, 2022 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Keeren Shah, Chief Financial Officer of OKYO Pharma Ltd, certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of OKYO Pharma Ltd

Date: August 15, 2022

/s/ Keeren Shah
Name: Keeren Shah
Chief Financial Officer